                                                                     Exhibit 5.1

(214) 953-0053

                                  March 5, 2004

Decorize, Inc.
1938 E. Phelps
Springfield, Missouri 65802

RE:  Registration Statement on Form S-3 (File No. 333-101677)

Gentlemen:

     We have served as counsel for Decorize,  Inc., a Delaware  corporation (the
"Company"), and certain stockholders of the Company (the "Selling Stockholders")
in connection  with the  Registration  Statement on Form S-3 (the  "Registration
Statement")  filed  with  the  Securities  and  Exchange  Commission  under  the
Securities Act of 1933, as amended, covering the proposed sale from time to time by the Selling  Stockholders of a maximum of 6,677,045  shares (the "Shares") of
Common Stock, $.001 par value, of the Company.

     With  respect  to the  foregoing,  we  have  examined  such  documents  and questions of law as we have deemed  necessary  to render the opinions  expressed below.  Based upon the  foregoing,  we are of the opinion that the Shares,  when sold and delivered in accordance with the Registration  Statement,  will be duly and validly issued and outstanding and fully paid and nonassessable.

                                       Very truly yours,

                                       /s/ Hallett & Perrin, P.C.
                                       HALLETT & PERRIN, P.C.